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                                                                   Exhibit 4(ii)
                            NORTON MCNAUGHTON, INC.


                       Incentive Stock Option Certificate
                                   Under the
                         1998 Long Term Incentive Plan
                         -----------------------------


          Date of Grant:

          Name of Optionee:

          Number of Shares:

          Price Per Share:


          This is to certify that, effective on the date of grant specified above, the Stock Option Committee (the "Committee") of the Board of Directors of Norton McNaughton, Inc. (the "Company") has granted to the above-named optionee (the "Optionee") an option to purchase from the Company, for the price per share set forth above, the number of shares of Common Stock, $.01 par value per share (the "Stock"), of the Company set forth above pursuant to the Norton McNaughton, Inc. 1998 Long Term Incentive Plan (the "Plan"). Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Plan. This option is intended to be treated as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          The terms and conditions of the option granted hereby, in addition to the terms and conditions contained in the Plan, are as follows:
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          1.   The price at which each share of Stock subject to this option may be purchased shall be the price set forth above, subject to any adjustments which may be made pursuant to Section 9 hereof, provided that it shall in no event be less than the Fair Market Value per share of Stock on the date of grant, and provided further that in the event the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of an Affiliate, the price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Stock on the date of grant.

          2. Subject to the terms and conditions set forth herein, this option may be exercised at any time to purchase shares of Stock covered by this option only in accordance with the following schedule:

                                     Cumulative Percentage
                                     of Aggregate Number of
                                     Shares of Stock Covered
                                     by Option Which May Be
    Exercise Period                  Purchased
    ---------------                  -----------------------

Within one year from date of
    grant........................               0%

Beginning one year from date
    of grant.....................               33 1/3%


Beginning two years from date
    of grant.....................               66 2/3%

Beginning three years from date
    of grant.....................               100%


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less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased hereunder. This option shall terminate and no shares of Stock may be purchased hereunder more than ten (10) years after the date of grant, provided that if the Optionee owns on the date of grant securities possessing more than ten percent (10%) of the total combined voting power of all classes of securities of the Company or of an Affiliate, this Option shall terminate and no shares of Stock may be purchased hereunder more than five (5) years after the date of grant.

          3. Except as provided in Section 7 hereof, this option may not be exercised unless the Optionee is in the employ of the Company or a subsidiary at the time of such exercise and shall have been such an employee continuously since the date of grant of this option.

          4. Subject to the terms and conditions set forth herein, the Optionee may exercise this option at any time as to all or any of the shares of Stock by delivering to the Company written notice specifying:

          (i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this option may not be exercised for less than ten (10) shares of Stock or the number of shares of Stock remaining subject to option, whichever is smaller;

          (ii) the name or names in which the stock certificate or certificates are to be registered;

          (iii) the address to which dividends, notices, reports, etc. are to be sent; and

           (iv) the Optionee's social security number.


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Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. No Optionee shall be entitled to any rights as a stockholder of the Company in respect of any shares of Stock covered by this option until such shares of Stock shall have been paid for in full and issued to the Optionee.

          5. As soon as practicable after the Company receives payment for shares of Stock covered by this option, it shall deliver a certificate or certificates representing the shares of Stock so purchased to the Optionee. Such certificate shall be registered in the name of the Optionee, or in such other name or names as the Optionee shall request.

         6. This option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee. This option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale or other transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

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          7.     Subject to the condition that this option shall in no event be exercisable after the date of termination of such option specified in Section 2 hereof:

          (i) Subject to the terms of paragraph (iv) below, upon the death of the Optionee while employed or within three (3) months of retirement or disability as defined in paragraph (ii) below, the person or persons to whom the Optionee's rights with respect to this option are transferred by will or the laws of descent and distribution may, prior to the earlier of: (1) the expiration date of this option, or (2) nine (9) months after the Optionee's death, purchase any or all of the Stock with respect to which the Optionee was entitled to exercise this option immediately prior to the Optionee's death, and this option will lapse on the date of the Optionee's death to the extent not so exercisable;

          (ii) Subject to the terms of paragraph (iv) below, upon termination of the Optionee's employment with the Company (x) as a result of retirement pursuant to a retirement plan of the Company or an Affiliate or disability (as determined by the Committee) of the Optionee, (y) by the Company other than for Cause, or (z) by the Optionee with Good Reason, the Optionee may, prior to the earlier of: (1) the expiration date of this option, or (2) three (3) months after the date of such termination, purchase any or all of the Stock with respect to which the Optionee was entitled to exercise this option immediately prior to such termination, and this option will lapse on such date of termination to the extent not so exercisable;

          (iii) Subject to the terms of paragraph (iv) below, upon termination of the Optionee's employment with the Company under any circumstances not described in paragraphs (i) or (ii) above, this option shall be canceled to the extent not theretofore exercised;

          (iv) Upon the death of the Optionee, or termination of the Optionee's employment with the Company (x) by the Company other than for Cause (y) by the Optionee with Good Reason or (z) as a result of retirement or disability as defined in paragraph (ii) above, the Company shall have the right to cancel this option (subject to the terms of paragraphs (i) or (ii) above) for a payment in cash equal to the excess, if any, of the Fair Market Value of one share of Stock on the date of death or termination over the exercise price of this option for one share of Stock times the number of shares of Stock subject to this Option and

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    exercisable at the time of such death or termination; and

          (v) Upon expiration of the respective periods set forth in each of paragraphs (i) through (iii) above, the option of an Optionee who has died or whose employment has been terminated shall be canceled to the extent not theretofore canceled or exercised.

          8. This option does not confer on the Optionee any right to continue in the employ of the Company or interfere in any way with the right of the Company to determine the terms of the Optionee's employment.

          9. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Stock, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and kind of Shares of Stock subject to this option and (ii) the exercise price of this option.

          10. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting

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securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, this option shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding Options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding Options which are Incentive Stock Options to the extent permitted by Section 422(d) of the Code and such outstanding Options in excess thereof shall, immediately upon the occurrence of the event described in clause
(i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as Non-Qualified Stock Options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall this option be exercisable after the date of termination of the exercise period of this option specified in Sections 2 and 7 hereof.

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          11.  This option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered hereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of this option or the purchase of shares of Stock hereunder, this option may not be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the person exercising this option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.

          12. This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee shall be binding and conclusive upon the Optionee and his legal representatives on any question arising hereunder or under the Plan.

          13. By acceptance of this option, the Optionee agrees that in the event the Optionee sells or otherwise disposes of any shares of Stock subject to this option on or

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prior to (i) the date two years from the date of the grant of this option, or
(ii) the date one year from the date of the transfer of any of such shares to him pursuant to the exercise of this option or any portion thereof, the Optionee shall promptly upon the occurrence of any such event (x) give notice to the Company of the occurrence thereof, which notice shall specify the manner in which such shares of Stock were sold or disposed of and the consideration received therefor, (y) furnish to the Company such other information as may reasonably be requested by the Company, and (z) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes.

          14. All notices hereunder to the Company shall be delivered or mailed to the following address:

               Norton McNaughton, Inc.
               463 Seventh Avenue
               New York, New York  10018
               Attention:  President

Such address for the service of notices may be changed at any time provided notice of such change is furnished in advance to the Optionee.


                             NORTON MCNAUGHTON, INC.



                             By____________________________

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